Exhibit 24

THE PROCTER & GAMBLE COMPANY
REGISTRATION STATEMENT ON FORM S-8
POWER OF ATTORNEY

Each undersigned officer and/or director of The Procter & Gamble Company, an Ohio corporation (the “Registrant”), does hereby make, constitute and appoint Steven W. Jemison as attorney of the undersigned, with the full power to execute and file:

(i)
the Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of Common Shares of the Registrant issuable in connection with the Employee Stock Purchase Program (Japan) (the “Plan”), as may be revised in accordance with the Company resolution entitled “Authorize Filing of S-8 Registration Statement for the Employee Stock Purchase Plan (Japan)” along with an indeterminate amount of interests to be offered or sold pursuant to the Plan;

(ii)	any and all amendments, including post-effective amendments, and exhibits to the Form S-8 Registration Statement; and

(iii)
any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorney.

IN WITNESS WHEREOF, the undersigned have subscribed to the above as of October 14, 2008.

Signature                                                                                                Title

/s/ A.G. Lafley	Chairman of the Board and Chief
A.G. Lafley	Executive Officer (Principal Executive Officer)

/s/ Clayton C. Daley, Jr.	Chief Financial Officer (Principal Financial Officer)
Clayton C. Daley, Jr.

/s/ Valarie L. Sheppard	Comptroller (Principal Accounting Officer)
Valarie L. Sheppard

/s/ Kenneth I Chenault	Director
Kenneth I. Chenault

/s/ Scott D. Cook	Director
Scott D. Cook

/s/ Rajat K. Gupta	Director
Rajat K. Gupta

/s/ Charles R. Lee	Director
Charles R. Lee

/s/ Lynn M. Martin	Director
Lynn M. Martin

/s/ W. James McNerney, Jr.	Director
W. James McNerney, Jr.

/s/ Johnathan A. Rodgers	Director
Johnathan A. Rodgers

/s/ Ralph Snyderman	Director
Ralph Snyderman

/s/ Patricia A. Woertz	Director
Patricia A. Woertz

/s/ Margaret C. Whitman	Director
Margaret C. Whitman

/s/ Ernesto Zedillo	Director
Ernesto Zedillo